                                                                     EXHIBIT 3.4

                                   AMENDMENT

                                      TO

                                    BYLAWS

                                      OF

                          CITADEL HOLDING CORPORATION

The Bylaws of Citadel Holding Corporation (the "Corporation") are hereby amended as of the 26th Day of May, 1995 to delete the last sentence of Article III,
Section 3, and to replace it with the following sentence:

       The number of directors which shall constitute the whole board shall be seven (7), provided that effective as of the annual meeting of stockholders to be held in 1995, the number of directors which shall constitute the whole board shall be reduced to five (5).

Except as amended hereby, the Bylaws of the Corporation shall continue in full force and effect.

/s/ James J. Cotter
- - ---------------------------------
James J. Cotter, Chairman


/s/ S. Craig Tompkins
- - ---------------------------------
S. Craig Tompkins, Vice Chairman


/s/ Peter W. Geiger
- - ---------------------------------
Peter W. Geiger, Director


/s/ Alfred Villasenor, Jr.
- - ---------------------------------
Alfred Villasenor, Jr., Director


/s/ Steve Wesson
- - ---------------------------------
Steve Wesson, Director